UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2004

                             DATASCENSION INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


6330 McLeod Drive, Suite 1, Las Vegas, NV		89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



ITEM 9. Regulation FD Disclosure

Under Regulation FD Disclosure, the Company is filing the press release from this morning as an 8-K.

(c)    Exhibits

10.    Press Release dated February 18, 2004.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2004.

                                Datascension Inc.


                                By:/s/ Murray N. Conradie
                                --------------------------
                                Murray N. Conradie, CEO





 DESCRIPTION:  Press Release Dated February 18, 2004


Datascension  International  Receives Contract  from Sandelman &
Associates  for $3.5 Million  Wednesday  February 18, 9:00 am ET


LAS VEGAS--(BUSINESS WIRE)--Feb. 18, 2004-- Datascension, Inc.'s (OTCBB:DTSN - News; OTCBB:DTSNV - News) wholly owned subsidiary, Datascension International, a leading data processing and market research firm, announced today that Sandelman & Associates has renewed its contract with Datascension International. This renewed contract will generate revenues in excess of $3.5 million. Sandelman & Associates,a leader in foodservice consumer research, utilizes Datascension to conduct research surveys on behalf of its food industry clients.The client list of Sandelman &Associates includes over 90 of the nation's leading foodservice companies.

Robert L. Sandelman, President of Sandelman & Associates, commented,"We are extremely pleased to announce the continuation of our long standing relationship with Datascension International. Datascension has continued to provide unmatched customer service coupled with quality, on-time deliverables. We foresee a continued, long-lasting relationship between our two firms."

"We pride ourselves on delivering superior customer service that builds strong, long-term relationships with our customers," said Scott Kincer, President of Datascension International. "We're pleased that respected industry leaders, like Sandelman & Associates,choose to do business with us and recognize the added value that our professional staff and proprietary reporting bring to each of their research projects."

"Our   business  growth  rates  and  customer  retention  are  a
testament that our strategy of investing in professional personnel and cutting edge technology is working," said Murray Conradie, CEO of Datascension, Inc. "We believe both of these areas provide a distinct competitive advantage for Datascension International and its clients. As we expand our international call center operations, we plan to leverage these strengths to further grow our business and better serve our customers."

About Sandelman & Associates

Sandelman & Associates is a marketing research and consulting firm that was established in 1988 to provide foodservice companies with the consumer information they need to direct their marketing and operations efforts. More information is

About Datascension International

Datascension, a premier data solutions company with headquarters in Las Vegas, NV and Brea, CA,embodies a unique expertise in the collection, storage, processing and interpretation of marketing data. Employing hundreds of bilingual professionals, the company is quickly becoming one of the largest Spanish - speaking call centers. Datascension International's commitment to customer service, quality and on-time project management has fostered its world-class reputation among major market research firms and corporate market research departments.

Further information is available at: www.datascension.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are forward-looking statements and information relating to the company that is based on the beliefs of the management of the company, as well as assumptions made by and information currently available to the management of the company. Such statements reflect the current views of the company with respect to future events,and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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Source: Datascension International